EXHIBIT 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

MTS Medication Technologies	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Margarerit C. Drgos, Media Relations
Fax: 727-540-0547	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS Medication Technologies Names Michael Branca as CFO

         Clearwater, Florida – July 20, 2004 — MTS Medication Technologies (AMEX:MPP) today announced the appointment of Michael Branca as its new Chief Financial Officer, effective September 1, 2004.

        Mr. Branca replaces Michael P. Conroy who has served as Chief Financial Officer since 1996. Mr. Conroy will remain available to the Company for a transition period through December 31, 2004.

        Mr. Branca previously served as CFO for Trak Communications, Inc. in Tampa, Florida. Prior to Trak Communications, he was CFO for Reptron Electronics, Inc. Mr. Branca began his career with IBM Corporation, serving 13 years in various senior financial management positions. He holds a B.S. degree from Cornell University and an MBA in Finance from the University of Scranton.

        “We are very pleased to add Mike Branca to our senior management team,” says Todd Siegel, President and Chief Executive Officer. “His 20 years of experience as a CFO for large privately and publicly held companies will be valuable as we continue to execute our business plan.”

         Siegel continued, “We would like to express our appreciation to Michael Conroy for his eight years of service to the Company. Michael joined the Company in 1996 and substantially improved the quality of our financial management systems. This allowed us to increase our revenue from continued operations from approximately $10 million in fiscal year 1996 to $34 million this past fiscal year. The employees and shareholders are extremely grateful for his contributions, which have been instrumental in helping us achieve our growth and profitability objectives.”

About MTS Medication Technologies

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise.  Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above.  Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company (including the Company’s new multi-dose punch card product), assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.  In addition, when used in this discussion, the words “anticipates”, “estimates”, “believes”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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